UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 18, 2008

MARATHON ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-32983	40-4813290
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Park Avenue, 5th Floor New York, New York	10022
(Address of principal executive offices)	(Zip Code)

(212) 993-1670

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

In connection with the proposed transaction and required stockholder approval and warrantholder consent, Marathon plans to file with the U.S. Securities and Exchange Commission (i) a Registration Statement on Form F-4 containing a proxy statement/prospectus which will be mailed to the stockholders and warrantholders of Marathon and (ii) other documents regarding the proposed transaction. Marathon’s stockholders and warrantholders are urged to read the proxy statement/prospectus and other relevant materials when they become available as they will contain important information about the transaction. Marathon’s stockholders and warrantholders will be able to obtain a free copy of such filings at the U.S. Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Marathon Acquisition Corp., 500 Park Avenue, 5th Floor, New York, New York 10022.

Marathon and its officers and directors may be deemed to have participated in the solicitation of proxies from Marathon’s stockholders and warrantholders in favor of the approval of the transaction. Information concerning Marathon’s directors and executive officers is set forth in the publicly filed documents of Marathon. Stockholders and warrantholders may obtain more detailed information regarding the direct and indirect interests of Marathon and its directors and executive officers in the acquisition by reading the preliminary proxy statement/prospectus and definitive proxy statement/prospectus regarding the transaction, which will be filed with the U.S. Securities and Exchange Commission.

Item 1.01	Entry Into A Material Definitive Agreement

On March 21, 2008, Marathon Acquisition Corp. (“Marathon”) entered into the Agreement and Plan of Merger (the “Merger Agreement”), among Marathon, GSL Holdings, Inc. (“Holdings”), CMA CGM S.A. (“CMA”) and Global Ship Lease, Inc. (“GSL”) pursuant to which Marathon will merge with and into Holdings, its newly-formed, wholly-owned Marshall Islands subsidiary, and then GSL will merge with and into Holdings, with Holdings continuing as the surviving company domiciled in the Marshall Islands and to be renamed “Global Ship Lease, Inc.” (collectively, the “Merger”).

As result of the Merger, each holder of a share of Marathon common stock, par value $0.0001 per share, issued and outstanding immediately prior to the effective time of the Merger will receive one share of Class A common stock, par value $0.01 per share, of Holdings, except that a certain portion of the consideration received by Marathon Founders, LLC and the independent directors of Marathon will include an aggregate of 5,000,000 shares of Class B common stock, par value $0.01 per share, of Holdings, in lieu of Class A common stock; and CMA will receive $66,570,135 in cash, 7,844,600 shares of Class A common stock of Holdings, 5,000,000 shares of Class B common stock of Holdings, and 12,375,000 shares of Class C common stock, par value $0.01 per share, of Holdings. The rights of holders of Class B common stock will be identical to those of holders of Class A common stock, except that the holders of Class B common stock will not be entitled to receive any dividends until January 2009 and their dividend rights will be subordinated to those of holders of Class A common stock until at least July 2011. The rights of holders of Class C common stock will be identical to those of holders of Class A common stock, except that holders of Class C common stock will not be entitled to receive dividends until January 2009. Outstanding warrants to acquire shares of Marathon common stock will become warrants to receive the same number of shares of Class A common stock of Holdings. The board of directors of Marathon and the supervisory board of CMA have approved the transaction. Jefferies & Company, Inc. is acting as financial advisor to Marathon in connection with the proposed transaction.

The Merger Agreement contains customary representations and warranties by each of the parties. The representations and warranties do not survive the closing.

Marathon and GSL have agreed to operate in the ordinary course and to refrain from taking certain actions without obtaining the other party’s prior written consent (which shall not be unreasonably withheld). Until the termination of the Merger Agreement or the effectiveness of the Merger, the parties have agreed not to encourage, solicit, initiate, engage or participate in negotiations regarding an alternative transaction. The parties have agreed to use commercially reasonable efforts to consummate the transaction, including commercially reasonable efforts by Marathon to obtain the requisite stockholder approval and warrantholder consent. Marathon and GSL will afford to each other reasonable access to properties, books, records, and personnel and Marathon will be permitted to conduct an inspection of GSL’s vessels prior to the closing.

Marathon and GSL have agreed to promptly prepare and Marathon will file a registration statement containing a proxy statement/prospectus with the U.S. Securities and Exchange Commission for the purpose of obtaining the requisite approval of Marathon’s stockholders to the Merger and consents from holders of Marathon outstanding warrants to amend the Warrant Agreement to allow Marathon to merge into a non-U.S. corporation as contemplated by the Merger Agreement, and for the registration of the issuance of shares of Class A common stock to Marathon stockholders. As soon as practicable after the U.S. Securities and Exchange Commission approval, the proxy statement/prospectus will be distributed to Marathon’s stockholders and warrantholders, a stockholders meeting will be called and proxies and consents shall be solicited in favor of the proposed transaction.

The obligations of Marathon and Holdings, on the one hand, and CMA and GSL, on the other hand, to consummate the transaction are subject to the following closing conditions: (i) Marathon shall have obtained the approval of its stockholders and consent of its warrantholders with respect to the transaction, (ii) holders of less than 20% of Marathon’s common stock shall have exercised their rights to convert their shares into a pro rata share of the aggregate amount then on deposit in the trust fund, (iii) the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, (iv) no statute, rule, regulation, decree, injunction or order of any governmental entity which prohibits the consummation of the transaction shall have been enacted, issued or entered, (v) accuracy of representations and warranties of the other parties, (vi) performance and compliance by the other parties with their respective agreements and covenants, (vii) execution of related transaction agreements and (viii) Marathon and Holdings shall have received tax opinions from legal counsel. In addition, the obligation of Marathon and Holdings to consummate the transaction is also subject to (x) an absence of a material adverse effect on GSL and (y) GSL’s credit facility shall be in full force and effect as of the time of the Merger, and the obligation of CMA and GSL to consummate the transaction is also subject to (x) an absence of a material adverse effect on Marathon or Holdings and (y) Marathon having made appropriate arrangements reasonably satisfactory to GSL and CMA to have the trust fund (which shall contain no less than $240 million) disbursed to Marathon and CMA upon the closing.

The Merger Agreement may be terminated at any time prior to the closing, as follows: (i) by mutual written consent of Marathon and CMA, (ii) by Marathon or CMA if the transaction has not been consummated by August 31, 2008, (iii) by either Marathon, CMA or GSL if a governmental entity has issued a final and non-appealable order, decree, judgment or ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the closing of the transaction, (iv) by Marathon, on the one hand, or CMA and GSL, on the other hand, if either party materially breaches any of its representations, warranties, covenants or agreements such that the applicable closing condition would not be satisfied (subject to cure provisions), and (v) by either party, if Marathon’s stockholders do not approve, and warrantholders do not consent to, the Merger (or if holders of 20% or more of Marathon’s common stock exercise conversion rights).

Pursuant to a second amended and restated asset purchase agreement (the “Asset Purchase Agreement”) to be entered into on the closing date of the transaction, GSL will purchase five additional vessels from CMA with expected delivery between December 2008 and July 2009 for an aggregate purchase price of $437 million, of which $99 million will be deemed to be prepaid by the consideration paid to CMA in the Merger.

The foregoing summary of the Merger Agreement and the Asset Purchase Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Merger Agreement attached as Exhibit 2.1 and incorporated herein by reference.

On March 24, 2008, Marathon entered into a second supplemental agreement (the “Second Supplemental Warrant Agreement”) to the warrant agreement dated as of August 30, 2006 (the “Warrant Agreement”) by and between the Company and The Bank of New York, a New York trust company (the successor thereto under the Warrant Agreement, Mellon Investor Services LLC, a New Jersey limited liability company), as Warrant Agent, to alter certain rights affecting the Sponsor Warrants (as such term is defined in the Warrant Agreement), consistent with the terms of the Warrant Agreement and having received unanimous consent from all of the holders of the Sponsor Warrants, to provide that (i) the Sponsor Warrants must be exercised on a cashless basis and (ii) the Sponsor Warrants would be subject to Marathon’s right of Redemption (as such term is defined in the Warrant Agreement), in each case, if and only if the Merger is consummated.

The foregoing summary of the Second Supplemental Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Second Supplemental Warrant Agreement attached as Exhibit 4.3 and incorporated herein by reference.

Item 3.02	Unregistered Sales of Equity Securities

The issuance of common stock to CMA pursuant to the Merger will constitute an unregistered sale of equity securities. See Item 1.01.

Item 8.01	Other Events.

On March 18, 2008, Marathon entered into a supplemental agreement (the “First Supplemental Founder Warrant Purchase Agreement”) to the Founder Warrant Purchase Agreement, dated as of May 11, 2006 by and between the Company and Marathon Investors, LLC, a Delaware limited liability company (the “Founder Warrant Purchase Agreement”) to correct an inconsistency in Exhibit B to the Founder Warrant Purchase Agreement, which sets forth the restrictive legend to be placed on the Founder Warrants (as such term is defined in the Founder Warrant Purchase Agreement).

On March 18, 2008, Marathon entered into a supplemental agreement (the “First Supplemental Warrant Agreement”) to correct a defective provision, consistent with the terms of the Warrant Agreement and the disclosure contained in the Company’s Prospectus, dated August 24, 2006, as to that number of authorized shares underlying the Warrant Certificates (as such term is defined in the Warrant Agreement) that the Company may execute pursuant to the Warrant Agreement.

The foregoing summary of the First Supplemental Founder Warrant Purchase Agreement and the First Supplemental Warrant Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the First Supplemental Founder Warrant Purchase Agreement and the First Supplemental Warrant Agreement attached as Exhibits 4.1 and 4.2, respectively, and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 21, 2008, among Marathon Acquisition Corp., GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc.

Exhibit 4.1	First Supplemental Founders Warrant Purchase Agreement, dated March 18, 2008, between the Marathon Acquisition Corp. and Marathon Investors, LLC

Exhibit 4.2	First Supplemental Warrant Agreement, dated March 18, 2008, between the Marathon Acquisition Corp. and the Warrant Agent

Exhibit 4.3	Second Supplemental Warrant Agreement, dated March 24, 2008, between the Marathon Acquisition Corp. and the Warrant Agent

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MARATHON ACQUISITION CORP.

Date: March 24, 2008	By:	/s/ Michael S. Gross
Name: Michael S. Gross
Title: Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit No.	Description

Exhibit 2.1	Agreement and Plan of Merger, dated as of March 21, 2008, among Marathon Acquisition Corp., GSL Holdings, Inc., CMA CGM S.A. and Global Ship Lease, Inc.

Exhibit 4.1	First Supplemental Founders Warrant Purchase Agreement, dated March 18, 2008, between the Marathon Acquisition Corp. and Marathon Investors, LLC

Exhibit 4.2	First Supplemental Warrant Agreement, dated March 18, 2008, between the Marathon Acquisition Corp. and the Warrant Agent

Exhibit 4.3	Second Supplemental Warrant Agreement, dated March 24, 2008, between the Marathon Acquisition Corp. and the Warrant Agent